UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 23, 2020

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road	Westport	Connecticut	06880
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry Into a Material Definitive Agreement.

On April 23, 2020, Terex Corporation (“Terex” or the “Company”) and certain of its subsidiaries entered into a Loan Modification Agreement and Amendment No. 4 (the “Amendment”) to the Credit Agreement dated as of January 31, 2017 (the “Credit Agreement”), with the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent.

The principal changes contained in the Amendment are:

•	Extension of the term of the revolving credit facility to expire on January 31, 2023 (previously January 31, 2022).

•
Waived compliance with the Interest Coverage Ratio through December 31, 2021 and Senior Secured Leverage Ratio through December 31, 2020, replacing them with a sliding scale minimum liquidity requirement, $100 million at June 30 and September 30, 2020 and $150 million at December 31, 2020.

•	Maximum levels of the Senior Secured Leverage Ratio will be 3.75 to 1.0 at March 31, 2021, 3.25 to 1.0 at June 30, 2021 and 2.75 to 1.0 at September 30, 2021 and thereafter.

•	General prohibition of share repurchases and dividends until December 31, 2020.

•	Inclusion of anti-cash hoarding provisions and additional financial reporting provisions until December 31, 2020.

•	Increase in the interest rate on the drawn revolving credit facility by 25 basis points until December 31, 2021.

•	The Company, at its sole option, has the ability to revert to original financial covenants and Revolver pricing.

•	Certain other technical changes, including additional language regarding the potential disappearance of LIBOR as a benchmark rate.

Credit Suisse AG, or its affiliates, and certain lenders, or their affiliates, are party to other agreements with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services in the ordinary course of business of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto and incorporated by reference herein as Exhibit 10.1 to this Current Report on Form 8-K. A copy of a press release announcing health & safety, liquidity and cost reduction actions taken by the Company in response to the COVID-19 pandemic, including the Company’s entry into the Amendment, is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The following risk factor supplements the “Risk Factors” section in Part 1, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (our “Form 10-K). The following risk factor disclosure should be read in conjunction with the other risk factors set out in our Form 10-K.

The novel coronavirus pandemic has adversely impacted, and is expected to continue to adversely impact, our business, results of operations and financial condition, and the ultimate impact will depend on future developments, which are highly uncertain and cannot be predicted.

In March 2020, the World Health Organization declared the novel coronavirus (“COVID-19”) a global pandemic and governmental authorities around the world have implemented shelter-in-place orders, quarantines and similar governmental restrictions to reduce the spread of COVID-19. This has negatively impacted the global economy, created significant volatility and disruption of financial markets, and caused disruptions in our supply chains and logistics. It has also adversely affected our customers’ sentiment and spending, leading to a downturn in our markets. Additionally, COVID-19 has adversely affected our workforce, with temporary factory closures, slowdowns, restrictions on travel and transports, among other effects, thereby negatively impacting our operations. As we require a smaller workforce to execute the critical activities of our business during this time, we have furloughed manufacturing team members globally, imposed short work weeks and conducted layoffs. A significant percentage of global team members are also currently working remotely, which can introduce operational and cybersecurity risks. Our management is focused on mitigating COVID-19, which has required and will continue to require, a large investment of time and resources, which may delay other value-add initiatives.

It is not possible to accurately predict the impact COVID-19 will have on our operations going forward as the situation continues to rapidly evolve. Despite our efforts to manage the impacts of COVID-19, the degree and extent to which it ultimately affects our operational and financial performance will depend on uncertain future developments and factors beyond our control, including, but not limited to, the duration and spread of the pandemic and governmental regulations imposed in response. We expect that any further deterioration in the global economic conditions and disruptions to our global supply chain would adversely impact our operations, business results and financial condition. Such factors could also continue to adversely affect our customers’ financial condition, resulting in further reduced spending for our products and services.

The impact of COVID-19 may also exacerbate other risks discussed in Item 1A. Risk Factors in our Annual Report on Form 10-K that we filed with the SEC on February 14, 2020, any of which could have a material effect on us. This situation is changing rapidly and additional impacts may arise that we are not aware of currently.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1 Loan Modification Agreement and Amendment No. 4 dated as of April 23, 2020, to the Credit Agreement dated as of January 31, 2017, among Terex Corporation, the Lenders named therein and Credit Suisse AG, as Administrative Agent and Collateral Agent.

99.1 Press release of Terex Corporation issued on April 23, 2020.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020

TEREX CORPORATION

By: /s/John D. Sheehan___
John D. Sheehan
Senior Vice President and
Chief Financial Officer